UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2011
 Date of Report (Date of earliest event reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52498	38-3737811
(Commission File Number)	(IRS Employer Identification No.)

3027 Townsgate Road, Suite 300 Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

(805) 322-9655
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 26, 2011, First California Financial Group, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved the following material changes to the Company’s First California 2007 Omnibus Equity Incentive Plan, as amended (the “Incentive Plan”).

•	Increase the number of shares available for grant by an additional 2,000,000 shares;
•	Add several performance criteria to the list of permissable performance criteria for Performance Awards;
•	Modify the definition of “change in control” in the Incentive Plan to increase certain thresholds relating to the acquisition of voting power or beneficial ownership;
•	Increase the number of shares of Common Stock as to which awards may be granted to any individual during any calendar year to 500,000; and
•	Make certain other technical and conforming amendments, including with respect to compliance with Section 404A of the Internal Revenue Code.

A complete description of the Incentive Plan is included with the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2011, which description is incorporated herein by reference. A copy of the Incentive Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following Exhibits are filed with this Form 8-K.

Exhibit No.	Description

10.1	First California 2007 Omnibus Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: June 2, 2011	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Senior Executive Vice President and Chief Financial Officer/Chief Operating Officer